UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 8, 1999



                               LANCER CORPORATION
             (Exact name of registrant as specified in its charter)



                Texas                      0-13875                74-1591073
(State or other jurisdiction of          (Commission            (IRS Employer
incorporation or organization)           File Number)       Identification No.)



6655 Lancer Blvd., San Antonio, Texas                                  78219
(Address of principal executive offices)                            (Zip Code)



       Registrant's telephone number, including area code: (210) 310-7000

Item 5. Other Events.

The registrant's press release dated November 8, 1999, regarding its financial results for the period ended September 30, 1999, including unaudited consolidated financial statements for the period ended September 30, 1999, are attached as Exhibit 99.

Item 7. Financial Statements and Exhibits.

Exhibit 99 News Release dated November 8, 1999.

                    LANCER REPORTS THIRD QUARTER 1999 RESULTS
                  AND WRITEDOWN RELATED TO BRAZILIAN SUBSIDIARY

San Antonio, Texas, November 8, 1999 - Lancer Corporation (AMEX: LAN) reported a net loss of $7,081,953 ($0.78 per share) for the quarter ended September 30, 1999, compared to net income of $1,839,684 ($0.20 per diluted share) in the third quarter of 1998. Sales were $29,182,638 in the third quarter of 1999, compared to $36,469,050 in last year's quarter.

For the nine months ended September 30, 1999, the Company's net loss was $4,180,123 ($0.46 per share) versus net income of $6,114,815 ($0.66 per diluted share) in the same period of 1998. Net sales for the first three quarters of 1999 were $103,482,838, down from $109,789,502 last year.

A decline in gross margin contributed to the reduction in third quarter earnings. Reduced sales and lower production levels negatively affected overhead absorption rates, which increased cost of sales and decreased profitability.

Because of the continuing poor business conditions in much of Latin America, the Company has further reduced the size of its Brazilian operation, and has written-off substantially all of its investment in Brazil. The resulting pre-tax charge to third quarter earnings is $5,955,904.

The Company has recorded tax benefits of $3,279,735 relating to the third quarter loss.

George F. Schroeder, Lancer's President and CEO, commented: "Low demand for fountain products from several of our key customers in the United States in particular, and from Latin America and most other international markets in general, caused a significant decline in our sales. This drop in demand and our successful efforts to reduce physical inventories combined to cause a significant drop in our unit production. The lower production levels helped erode our gross margin from historical levels, further contributing to the earnings pressures we felt in the third quarter."

"This has been a tough year for our industry, and for Lancer and its shareholders. Though we expect the fourth quarter to be seasonally slow as usual, we believe industry conditions have bottomed-out. We enter the new millennium with strengthened operations and strong momentum in our new product development efforts. Our new Model 600 dispenser with modular volumetric technology, our Ice Link ice transport system, dispensers targeting the growing dual cola market, and new applications for our frozen beverage dispensers give us the potential to advance our business significantly over the coming years."

Lancer is a leading manufacturer and distributor of beverage dispensing equipment and related parts and components serving customers worldwide. The Company, headquartered in San Antonio, Texas, has manufacturing facilities in San Antonio, Texas; Adelaide, Australia; Sao Paulo, Brazil; and Piedras Negras, Mexico. Lancer operates distribution centers in Sydney, Australia; Brussels, Belgium; Quito, Ecuador; Monterrey, Mexico; Auckland, New Zealand; and Moscow, Russia.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Lancer cautions investors that any forward-looking statements or projections made by the Company, including those made in this document, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. These risks and uncertainties include future market demand for the Company's existing products, the Company's ability to commercialize and successfully manufacture new products, and market acceptance of those new products.

                       LANCER CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS


                                                            September, 30                   December 31,
                                                                 1999                           1998
                                                        -----------------------        ------------------------
                                   (Unaudited)
Assets:
     Cash                                                         $    602,770                   $   1,118,848
     Net receivables                                                19,558,421                      21,106,182
     Total inventories                                              36,563,327                      46,128,697
     Other assets                                                   47,635,425                      44,486,240
                                                        -----------------------        ------------------------
        Total assets                                            $  104,359,943                  $  112,839,967
                                                        =======================        ========================





                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                            September 30,                  December 31,
                                                                 1999                          1998
                                                        -----------------------        ----------------------
                                   (Unaudited)
Liabilities:
     Accounts payable                                            $   6,885,911                 $   8,854,438
     Debt                                                           40,761,523                    44,662,550
     Other Liabilities                                              10,951,474                    11,065,004
                                                        -----------------------        ----------------------
        Total  liabilities                                       $  58,598,908                 $  64,581,992

Minority interest
                                                                       599,696                             -

Shareholders' equity                                                45,161,339                    48,257,975
                                                        -----------------------        ----------------------
                                                                $  104,359,943                $  112,839,967
                                                        =======================        ======================

                       LANCER CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (Unaudited)

                                                  Three Months Ended                          Nine Months Ended
                                          September 30,       September 30,          September 30,          September 30,
                                               1999                1998                   1999                  1998
                                        ------------------- -------------------    -------------------    ------------------

Net sales                                     $ 29,182,638        $ 36,469,050          $ 103,482,838         $ 109,789,502
Cost of sales                                   28,328,664          27,148,651             86,986,644            81,529,792
                                        ------------------- -------------------    -------------------    ------------------
    Gross profit                                   853,974           9,320,399             16,496,194            28,259,710

Selling, general and
   Administrative expenses                       5,673,057           5,175,032             16,221,695            15,393,926

Writedown of Brazilian assets                    5,955,904                   -              5,955,904                     -
                                        ------------------- -------------------    -------------------    ------------------

    Operating (loss) income                   (10,774,987)           4,145,367            (5,681,405)            12,865,784
                                        ------------------- -------------------    -------------------    ------------------

Other (income) expense:
  Interest expense                                 857,615           1,105,812              2,661,868             3,042,420
  Income from joint venture                      (323,938)                   -            (1,851,841)               (16,125)
  Gain on sale of investment                     (895,424)                   -              (895,424)                     -
  Minority interest                               (66,970)                   -               (66,970)                     -
  Other (income) expense, net                       15,418              62,668                 6,770                133,437
                                        ------------------- -------------------    -------------------    ------------------
                                                 (413,299)           1,168,480              (145,597)             3,159,732
                                        ------------------- -------------------    -------------------    ------------------

    (Loss) income before income               (10,361,688)           2,976,887            (5,535,808)             9,706,052
        taxes
                                        ------------------- -------------------    -------------------    ------------------

Income tax (benefit) expense:
  Current                                      (3,075,309)           1,276,550            (1,368,826)             3,224,738
  Deferred                                       (204,426)           (139,347)                 13,141               366,499
                                        ------------------- -------------------    -------------------    ------------------
                                               (3,279,735)           1,137,203            (1,355,685)             3,591,237
                                        ------------------- -------------------    -------------------    ------------------

    Net (loss) earnings                       $(7,081,953)          $1,839,684           $(4,180,123)           $ 6,114,815
                                        =================== ===================    ===================    ==================

Common Shares and
  Equivalents Outstanding:
Basic                                            9,124,509           9,112,304              9,123,252             9,063,394
Diluted                                          9,124,509           9,368,008              9,123,252             9,318,998

(Loss) Earnings Per Share:
Basic                                           $   (0.78)           $    0.20             $   (0.46)             $    0.67
Diluted                                         $   (0.78)           $    0.20             $   (0.46)             $    0.66

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    LANCER CORPORATION
                                                    (Registrant)



November 9, 1999                                 By: /s/ George F. Schroeder
                                                     George F. Schroeder
                                                     President


November 9, 1999                                 By: /s/ Mark L. Freitas
                                                     Mark L. Freitas
                                                     Vice President - Controller